Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:	For Investors	For Trade Media
	Matt Glover/Michael Koehler	Greg Smith
	Liolios Group, Inc.	Vice President
	IDSY@liolios.com	gsmith@id-systems.com
	(949) 574-3860	(201) 996-9000

I.D. Systems Amends Agreement with Avis Budget Group to

Convert Lease Financing Receivable to $5.4 Million in Cash

Woodcliff Lake, NJ, December 15, 2014—I.D. Systems, Inc. (NASDAQ: IDSY), a leading provider of wireless M2M asset management solutions, has amended its Master Software License, Information Technology Services and Equipment Purchase Agreement with Avis Budget Group (NASDAQ: CAR) to convert Avis Budget’s obligation to make monthly hardware lease payments to I.D. Systems into a one-time payment of approximately $5.4 million in cash.

“This agreement substantially improves our working capital position, continues our relationship with Avis, one of our long-time customers, and helps us focus on being a technology solution provider rather than a leasing company,” said Kenneth Ehrman, I.D. Systems’ chairman and CEO.

The monthly hardware lease payments were associated with I.D. Systems’ deployment of approximately 30,000 rental car management systems for Avis Budget in North America. Under accounting rules, I.D. Systems recognized the full amount of hardware revenue when the hardware was shipped in 2012, and has carried the monthly lease payments on its balance sheet as a financing receivable. I.D. Systems expects to continue providing maintenance services for the hardware, as stipulated in the agreement, for the duration of the agreement, which runs through September, 2017.

“We believe this transaction makes good sense for both I.D. Systems and Avis Budget Group,” said Ned Mavrommatis, I.D. Systems’ CFO. “For us, it turns a long-term asset on our balance sheet into cash. For Avis Budget, the benefit is a cost savings on the interest they would have otherwise paid as part of their hardware lease payments.”

The transaction will reduce the financing receivables and increase the cash on I.D. Systems’ balance sheet by approximately $5.8 million and $5.4 million, respectively. As a result, the company expects to record a one-time charge of approximately $400,000 in the fourth quarter of 2014, reflecting a discount rate for Avis Budget’s early payment of its remaining lease commitment.

About I.D. Systems

Headquartered in Woodcliff Lake, New Jersey, with subsidiaries in Texas, Germany, and the United Kingdom, I.D. Systems, Inc. is a leading global provider of wireless M2M solutions for securing, controlling, tracking, and managing high-value enterprise assets, including industrial vehicles, rental cars, trailers, containers, and cargo. The company’s patented technologies address the needs of organizations to monitor and analyze their assets to increase efficiency and productivity, reduce costs, and improve profitability. For more information about I.D. Systems, please visit www.id-systems.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward looking statements within the meaning of federal securities laws. Forward-looking statements include statements with respect to I.D. Systems’ beliefs, plans, goals, objectives, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond I.D. Systems’ control, and which may cause its actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. For example, forward-looking statements include: statements regarding prospects for additional customers; market forecasts; projections of earnings, revenues, potential contract values, estimated product shipment dates, synergies, accretion or other financial information; initiatives for new products and processes, and plans, strategies, objectives, and initiatives of management for future operations. The risks and uncertainties referred to above include, but are not limited to, future economic and business conditions, the loss of key customers or reduction in the purchase of products by any such customers, the failure of the market for I.D. Systems’ products to continue to develop, the inability to protect I.D. Systems’ intellectual property, the inability to manage growth, the effects of competition from a variety of local, regional, national and other providers of wireless solutions, and other risks detailed from time to time in I.D. Systems’ filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2013. These risks could cause actual results to differ materially from those expressed in any forward looking statements made by, or on behalf of, I.D. Systems. Unless otherwise required by applicable law, I.D. Systems assumes no obligation to update the information contained in this press release, and expressly disclaims any obligation to do so, whether as a result of new information, future events or otherwise.

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